Exhibit 99.1

FOR IMMEDIATE RELEASE                                Contact:  Craig Smith
                                                               CFO
                                                               480-296-0442
                                                               craigs@vitrix.com


               VITRIX ANNOUNCES FISCAL YEAR 2003 FINANCIAL RESULTS
                      REVENUE INCREASES 30% OVER PRIOR YEAR

Tempe, ARIZ. (Aug. 4, 2003)--VITRIX, Inc. (OTC: VRXI), parent company of Time America, Inc., today announced unaudited financial results for its fiscal fourth quarter and year ended, June 30, 2003.

For the quarter ended June 30, 2003, revenue increased 20% to $1,106,547, compared to revenue of $919,128 for the quarter ended June 30, 2002. The net loss from operations for the quarter ended June 30, 2003 decreased 70% to $48,362, compared to a net loss from operations of $160,921 for the quarter ended June 30, 2002. The net loss for the quarter ended June 30, 2003, decreased to $63,308, or $.01 per basic share, compared to a net loss of $145,435, or $.02 per basic share, for the quarter ended June 30, 2002. The gross profit margin for both the current quarter and previous year's quarter was 57%.

Revenue for the fiscal year ended June 30, 2003 increased 30% to $4,256,854, a record for the Company, compared to revenue of $3,285,315 for the fiscal year ended June 30, 2002. The net loss from operations for the year ended June 30, 2003 decreased 87% to $80,027, compared to a net loss from operations of $608,779 for the year ended June 30, 2002. The net loss for the fiscal year ended June 30, 2003 decreased to $152,728, or $.02 per basic share, compared to a net loss of $655,852, or $.09 per basic share, for the fiscal year ended June 30, 2002. The gross profit margin for the current year was 55% versus 53% for the previous year.

"We were able to achieve a 30% increase in annual revenues while only increasing total operating expenses by 4%," stated Thomas Bednarik, President and CEO. "In addition, we were able to reduce general and administrative and research and development expenses from 44% of sales in the prior year to 31% of sales in the current year."

"For the fourth consecutive quarter, we experienced a revenue increase of at least 20% as compared to the prior period," continued Bednarik. "NETtime, our 100% HTML, web-based solution, continues to gain traction with both corporate users and channel partners. The growing market demand for the product is evidenced by its selection in the five largest sales of fiscal Q4. One such sale comprised a private-branded version of NETtime called "ExtendTime" which is sold by Vytek, a preferred partner of Time America," added Bednarik. The ExtendTime version of NETtime runs on the Cisco voice-over-IP platform.

"The Company continues to build its partner relationships with primary focus on both payroll and human resource management software companies. These companies are finding it essential to include a time and attendance component in their suites to effectively compete with full service providers. NETtime is often the product of choice in these situations, given its browser-based interface and its availability as a licensed or hosted application," added Bednarik.

The Company continues to deliver on its commitment to quality and technology enrichment. During the last quarter, the Company launched the licensed (installable) version of NETtime, as well as an SQL version of its popular GENESIS product.

ABOUT VITRIX, INC.:
Based in Tempe, Arizona, VITRIX, Inc., through its wholly owned subsidiary, Time America, Inc., is a leading developer of client-server and web-based workforce management solutions. With over fourteen years of experience, Time America's family of GENESIS(TM), HourTrack(TM) and NETtime(TM) solutions deliver cost-effective management of labor resources and automation of time and attendance data collection, workforce scheduling, and payroll processing. For more information please visit the Company's web site at http://www.timeamerica.com.

                                     -more-

                                  VITRIX, INC.
                                 BALANCE SHEETS

                                                                   JUNE 30,        JUNE 30,
                                                                    2003            2002
                                                                 ------------    ------------
                                                                 (Unaudited)
                                     ASSETS
Current Assets:
  Cash and cash equivalents                                      $    245,795    $    195,249
  Accounts receivable - trade, net                                    551,576         615,084
  Inventory                                                           232,815         174,697
  Prepaid expenses and other current assets                            34,451          47,708
                                                                 ------------    ------------

    TOTAL CURRENT ASSETS                                            1,064,637       1,032,738

PROPERTY AND EQUIPMENT, NET                                           115,633         142,984
                                                                 ------------    ------------

    TOTAL ASSETS                                                 $  1,180,270    $  1,175,722
                                                                 ============    ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Current portion of long-term debt                              $    283,148    $    134,068
  Accounts payable                                                    272,129         355,381
  Accrued liabilities                                                 209,288         214,641
  Deferred revenue                                                    250,012         311,143
                                                                 ------------    ------------

    TOTAL CURRENT LIABILITIES                                       1,014,577       1,015,233

LONG-TERM DEBT, LESS CURRENT PORTION                                  597,505         733,555
                                                                 ------------    ------------

    TOTAL LIABILITIES                                               1,612,082       1,748,788
                                                                 ------------    ------------

COMMITMENTS:                                                               --              --

STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock, $.005 par value, 50,000,000 shares authorized,
    10,656,057 and 9,105,828 shares issued and outstanding             53,280          45,529
  Contributed capital                                               6,338,351       6,052,120
  Accumulated deficit                                              (6,823,443)     (6,670,715)
                                                                 ------------    ------------

    TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                             (431,812)       (573,066)
                                                                 ------------    ------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)         $  1,180,270    $  1,175,722
                                                                 ============    ============

                                  VITRIX, INC.
                            STATEMENTS OF OPERATIONS

                                         THREE MONTHS ENDED                YEARS ENDED
                                             JUNE 30,                        JUNE 30,
                                   ----------------------------    ----------------------------
                                       2003            2002            2003            2002
                                   ------------    ------------    ------------    ------------
                                   (UNAUDITED)     (UNAUDITED)     (UNAUDITED)
Revenues:
  Product sales                    $    856,804    $    745,552    $  3,362,154    $  2,650,310
  Services revenue                      249,743         173,576         894,700         635,005
                                   ------------    ------------    ------------    ------------

     TOTAL REVENUES                   1,106,547         919,128       4,256,854       3,285,315
                                   ------------    ------------    ------------    ------------
COST OF REVENUES:
  Product                               336,142         289,215       1,366,973       1,099,572
  Services                              144,796         112,379         530,346         458,164
                                   ------------    ------------    ------------    ------------

     TOTAL COST OF REVENUES             480,938         401,594       1,897,319       1,557,736
                                   ------------    ------------    ------------    ------------

GROSS PROFIT                            625,609         517,534       2,359,535       1,727,579
                                   ------------    ------------    ------------    ------------
COSTS AND EXPENSES:
  Sales and marketing                   344,010         289,103       1,112,762         903,112
  Research and development              160,752         164,703         641,125         691,426
  General and administrative            169,209         224,649         685,675         741,820
                                   ------------    ------------    ------------    ------------

     TOTAL COSTS AND EXPENSES           673,971         678,455       2,439,562       2,336,358
                                   ------------    ------------    ------------    ------------

NET LOSS FROM OPERATIONS                (48,362)       (160,921)        (80,027)       (608,779)
                                   ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest expense                      (20,212)        (19,726)        (79,204)        (87,324)
  Other                                   5,263               2           5,385           1,993
  Interest income                             3           1,142           1,118           4,190
                                   ------------    ------------    ------------    ------------

                                        (14,946)        (18,582)        (72,701)        (81,141)
                                   ------------    ------------    ------------    ------------

INCOME BEFORE EXTRAORDINARY ITEM        (63,308)       (179,503)       (152,728)       (689,920)

EXTRAORDINARY ITEM - GAIN ON
  EXTINGUISHMENT OF DEBT                     --          34,068              --          34,068
                                   ------------    ------------    ------------    ------------

NET LOSS                           $    (63,308)   $   (145,435)   $   (152,728)   $   (655,852)
                                   ============    ============    ============    ============

BASIC LOSS PER SHARE               $      (0.01)   $      (0.02)   $      (0.02)   $      (0.09)
                                   ============    ============    ============    ============
WEIGHTED AVERAGE NUMBER OF
  SHARES OUTSTANDING                  9,877,669       9,105,828       9,364,650       7,344,280
                                   ============    ============    ============    ============

Certain information and comments contained in this press release may be forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Factors set forth in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 and subsequently filed Form 10-QSBs, together with other factors that appear in this press release or in the Company's other Securities and Exchange Commission filings could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of the Company, in this press release.